Exhibit 99.1

Aerie Pharmaceuticals Announces Novel Dry Eye Product Candidate AR-15512 (TRPM8 Agonist) Ophthalmic Solution Achieved Statistical Significance Over Multiple Symptoms and Signs in Successful Phase 2b Clinical Study for the Treatment of Dry Eye Disease

AR-15512 (0.003%) BID Advancing to Phase 3; No Treatment-Related Serious or Systemic Adverse Events Reported

Conference Call and Webcast Today, September 15th, at 5:00 p.m. ET

Durham, N.C., September 15, 2021 — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases, today reported positive topline results of its Phase 2b clinical study, named COMET-1, for AR-15512 (TRPM8 Agonist) (“AR-15512”) ophthalmic solution for the treatment of patients with dry eye disease. Management will host a conference call and provide accompanying slides to discuss these results at 5:00 p.m. ET today.

The randomized, double-masked, vehicle-controlled Phase 2b clinical study was conducted at 15 sites throughout the United States and evaluated the efficacy and safety of AR-15512 in patients with dry eye disease. A total of 369 patients were randomized across three arms, AR-15512 (0.0014%), AR-15512 (0.003%) or AR-15512 vehicle, in each case dosed twice daily over 84 days. Patients were evaluated at Days 1, 14, 28 and 84.

AR-15512 Phase 2b Highlights

•	The COMET-1 clinical study showed greatest efficacy in the higher concentration 0.003% BID which will be advanced to Phase 3 studies.

•	The COMET-1 clinical study achieved statistical significance for multiple pre-specified symptom endpoints:

•	Ocular discomfort at Day 84 (p=0.028), SANDE (Symptom Assessment iN Dry Eye) at Days 14, 28 and 84 (p-value between 0.025 and 0.0005) and eye dryness at Day 84 (p=0.03)

•	The COMET-1 clinical study achieved statistical significance for multiple pre-specified sign endpoints:

•	Efficacy was observed after the first dose

•

Tear production at both time points measured (Day 1 and Day 14) based on unanesthetized Schirmer’s score (p<0.0001), conjunctival redness at Day 84 (p=0.022) and ocular surface staining at Day 14 and Day 84 (p=0.012 and p=0.037, respectively)

•	The COMET-1 clinical study showed statistically significant improvement in both symptoms and signs as early as Day 14 and continuous improvement through Day 84.

•	Both formulations of AR-15512 were safe and well-tolerated. Ninety five percent of adverse events were mild with less than 3 percent of subjects discontinued due to adverse events.

“We are very pleased to have achieved statistically significant improvements on multiple FDA-recognized symptoms and signs in our COMET-1 Phase 2b clinical study. Of particular note, we are excited at the number of symptom endpoints which demonstrated statistical significance given the importance of this for patients suffering from dry eye disease. While we did not achieve statistical significance at our pre-determined primary endpoints at Day 28, as a reminder, this is a Phase 2b study where selecting primary endpoints are not required. Therefore, we believe we have a clear path toward approval,” stated Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie. “We expect to have an end of Phase 2 meeting with the U.S. Food and Drug Administration in the first quarter of 2022. In order to complete development of AR-15512, we expect to conduct two additional three-month Phase 3 efficacy studies and an additional safety study.”

AR-15512, formerly AVX-012, was acquired by Aerie in November 2019 in connection with the acquisition of Avizorex Pharma, S.L., a Spanish ophthalmic pharmaceutical company. AR-15512 has intellectual property protection for pharmaceutical composition and method of use through 2031.

Conference Call / Webcast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the AR-15512 Phase 2b COMET-1 safety and efficacy results.

The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. In addition, key data slides from the AR-15512 COMET-1 clinical study will be discussed on the conference call and are posted to the website. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call 1-888-734-0328 (U.S.) or 1-678-894-3054 (international) to listen to the live conference call. The conference ID for the live call is 2078767. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international). The conference ID number for the replay is 2078767. The telephone replay will be available until September 23, 2021.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for the treatment of dry eye disease, wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the duration and severity of the coronavirus disease (COVID-19) outbreak, including the impact on our clinical and commercial operations, demand for our products and financial results and condition of our global supply chains; our expectations regarding the commercialization and manufacturing of Rhopressa®, Rocklatan®, Rhokiinsa® and Roclanda® or any product candidates, including AR-15512, or other future product candidates, including the timing, cost or other aspects of their commercial launch; our commercialization, marketing, manufacturing and supply management capabilities and strategies in and outside of the United States; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States, and any product candidates, including AR-15512, or future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the effectiveness of Rhopressa®, Rocklatan®, Rhokiinsa®, Roclanda® or any product candidates, including AR-15512, or other future product candidates; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any current or future product candidates or preclinical implants; the potential advantages of Rhopressa® and Rocklatan® or any product candidates or future product candidates; our plans to pursue development of additional product candidates and technologies; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights or to develop new intellectual property; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. In particular, FDA and European Medicines Agency (EMA) approval of Rhopressa® and Rocklatan® do not constitute regulatory approval of Rhopressa® and Rocklatan® in other jurisdictions, and there can be no assurance that we will receive regulatory approval for Rhopressa® and Rocklatan® in such other jurisdictions, including Japan’s PMDA. In addition, FDA approval of Rhopressa® and Rocklatan® do not constitute FDA approval of our product candidates, including AR-15512, or any future product candidates, and there can be no assurance that we will receive FDA approval for our product candidates or any future product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact: Ami Bavishi (908) 947-3949; abavishi@aeriepharma.com

Source: Aerie Pharmaceuticals